Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196549

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

SUPPLEMENT NO. 3, DATED OCTOBER 20, 2014,
TO THE PROSPECTUS, DATED AUGUST 26, 2014

This prospectus supplement, or this Supplement No. 3, is part of the prospectus of American Realty Capital Global Trust II, Inc., or the Company, dated August 26, 2014, or the Prospectus, as supplemented by Supplement No. 1, dated September 26, 2014, or Supplement No. 1, and Supplement No. 2, dated October 17, 2014, or Supplement No. 2. This Supplement No. 3 supplements, modifies or supersedes certain information contained in the Prospectus, Supplement No. 1 and Supplement No. 2 and should be read in conjunction with the Prospectus, Supplement No. 1 and Supplement No. 2. This Supplement No. 3 will be delivered with the Prospectus, Supplement No. 1 and Supplement No. 2. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 3 is to update disclosure relating to the asset management subordinated participation.

PROSPECTUS UPDATES

Each occurrence of the phrase “Asset Management Subordinated Participation” throughout the Prospectus is deleted in its entirety and the phrase “Asset Management Subordinated Deferred Participation” is inserted in lieu thereof.